UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2023
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Fisker Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1888 Rosecrans Avenue
Manhattan Beach, California 90266
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (833) 434-7537
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On August 30, 2023, Fisker Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company's stockholders voted on the proposals set forth below, each of which is described in greater detail in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on August 3, 2023.

The final voting results on each of the matters submitted to a vote of stockholders at the Special Meeting are set forth below.

1. For purposes of the rules of the New York Stock Exchange, the potential issuance of more than 19.99% of the outstanding shares of Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”) was approved. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,360,927,027	5,378,463	434,933	78,048,256

2. The adoption of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) was approved to increase the total number of shares of Class A Common Stock that the Company will have authority to issue from 750,000,000 shares to 1,250,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,427,965,079	15,725,495	1,098,105	0

3.     An amendment to the Company’s Charter was approved to allow stockholders to act by written consent. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,337,805,264	28,192,033	743,126	78,048,256

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023	FISKER INC.

	By:	/s/ Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker Chief Financial Officer and Chief Operating Officer
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